                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                            PRECISION STANDARD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

               Common Stock, par value $.0001 per share

    (2) Aggregate number of securities to which transaction applies:

               3,978,811

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               $9.8125, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on April 6, 2000.

    (4) Proposed maximum aggregate value of transaction:

               $39,042,083

    (5) Total fee paid:

               $7,808

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                            PRECISION STANDARD, INC.
                             1943 NORTH 50TH STREET
                            BIRMINGHAM, ALABAMA 35212

                                 April __, 2000

To the shareholders of Precision Standard, Inc.:

        You are cordially invited to attend the annual meeting (the "Annual Meeting") of shareholders of Precision Standard, Inc., a Colorado corporation (the "Company"), to be held at 8:00 a.m., local time, on Thursday, May 18, 2000, at the Company's principal executive offices at 1943 North 50th Street, Birmingham, Alabama 35212.

        At the Annual Meeting, you will be asked to consider three proposals:

        First, you will be asked to approve a change in the Company's state of incorporation from Colorado to Delaware (the "Reincorporation"), which will result in the change of the Company's name to Pemco Aviation Group, Inc.

        Second, you will be asked to elect nominees to the board of directors of the Company (the "Board"). THE ELECTION OF DIRECTORS TO THE BOARD IS NOT CONDITIONED UPON THE APPROVAL OF THE REINCORPORATION.

        Third, you will be asked to ratify the appointment of the Company's independent public accountants (the "Appointment of Accountants").

        AFTER CAREFUL CONSIDERATION, THE BOARD HAS DETERMINED THAT THE REINCORPORATION AND THE APPOINTMENT OF ACCOUNTANTS ARE ADVISABLE AND HAS DIRECTED THAT THEY BE SUBMITTED TO THE COMPANY'S SHAREHOLDERS FOR THEIR APPROVAL. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE REINCORPORATION, THE ELECTION TO THE BOARD OF EACH NOMINEE NAMED IN THE PROXY STATEMENT AND THE APPOINTMENT OF ACCOUNTANTS.

        The attached notice of Annual Meeting and Proxy Statement explain the Reincorporation, the election of the nominees to the Board and the Appointment of Accountants and provide specific information concerning the Annual Meeting. Please read these materials carefully.

        Whether or not you plan to attend the Annual Meeting, the Company urges you to complete, sign and promptly return the enclosed proxy card to assure that your shares of common stock of the Company are voted at the Annual Meeting. Failure to return a properly executed proxy card and/or vote at the Annual Meeting will have the same effect as a vote against the Reincorporation. Your vote is important, regardless of the number of shares that you own.

                                        Sincerely,



                                        Ronald A. Aramini
                                        President and Chief Executive Officer

                            PRECISION STANDARD, INC.
                             1943 NORTH 50TH STREET
                            BIRMINGHAM, ALABAMA 35212

                           NOTICE OF ANNUAL MEETING OF
                        SHAREHOLDERS AND PROXY STATEMENT

To the shareholders of Precision Standard, Inc.:

        Notice is hereby given that the annual meeting of shareholders (the "Annual Meeting") of Precision Standard, Inc. (the "Company") will be held at 8:00 a.m., local time, on Thursday, May 18, 2000, at the Company's principal executive offices at 1943 North 50th Street, Birmingham, Alabama 35212.

        The Annual Meeting is being called for the following purposes:

               1. To approve a change in the Company's state of incorporation from Colorado to Delaware (the "Reincorporation"), which will result in the change of the Company's name to Pemco Aviation Group, Inc.

               2. To elect nominees to the board of directors of the Company (the "Board"). THE ELECTION OF DIRECTORS TO THE BOARD IS NOT CONDITIONED UPON APPROVAL OF THE REINCORPORATION.

               3. To ratify the appointment of the Company's independent public accountants (the "Appointment of Accountants").

               4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board has fixed the close of business on March 31, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        AFTER CAREFUL CONSIDERATION, THE BOARD HAS DETERMINED THAT THE REINCORPORATION AND THE APPOINTMENT OF ACCOUNTANTS ARE ADVISABLE AND HAS DIRECTED THAT THEY BE SUBMITTED TO THE COMPANY'S SHAREHOLDERS FOR THEIR APPROVAL. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE REINCORPORATION, THE ELECTION TO THE BOARD OF EACH NOMINEE NAMED IN THE PROXY STATEMENT AND THE APPOINTMENT OF ACCOUNTANTS.

        Accompanying this Notice of Annual Meeting is a proxy. Whether or not you expect to be at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

        All shareholders are cordially invited to attend the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        Ronald A. Aramini
                                        President and Chief Executive Officer

Birmingham, Alabama
April __, 2000

                            PRECISION STANDARD, INC.
                             1943 NORTH 50TH STREET
                            BIRMINGHAM, ALABAMA 35212

                                 PROXY STATEMENT

GENERAL

        The board of directors (the "Board") of Precision Standard, Inc. (the "Company") is soliciting the enclosed proxy for use at the annual meeting of shareholders to be held on May 18, 2000, at 8:00 a.m., local time, at the principal executive offices of the Company at 1943 North 50th Street, Birmingham, Alabama 35212 (the "Annual Meeting"). This Proxy Statement was first mailed to shareholders on or about April __, 2000.

        All shareholders who find it convenient to do so are cordially invited to attend the Annual Meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

VOTING

        Shareholders of record at the close of business on March 31, 2000 will be entitled to vote at the Annual Meeting. As of March 31, 2000, 3,978,811 shares of common stock, par value $.0001 per share, of the Company (the "Common Stock") were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Annual Meeting, constitutes a quorum. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Reincorporation; the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect the nominees to the Board; and the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Appointment of Accountants.

REVOCABILITY OF PROXIES

        A proxy may be revoked by written notice to the Vice President - Legal and Corporate Affairs of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the Annual Meeting and voting in person. Unrevoked proxies will be voted for the Reincorporation, the election of the nominees to the Board and for the Appointment of Accountants. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will have the same effect as votes cast against the Reincorporation.

SOLICITATION

        The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.

                                   PROPOSAL 1
                   REINCORPORATION OF THE COMPANY IN DELAWARE
                AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

GENERAL

        For the reasons set forth below, the Board has unanimously approved the proposal to change the Company's state of incorporation from Colorado to Delaware (the "Reincorporation"). SHAREHOLDERS ARE URGED TO CAREFULLY READ THIS PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS REFERENCED BELOW AND ATTACHED HERETO, BEFORE VOTING ON THE REINCORPORATION. Throughout this Proxy Statement, the term "Delaware Company" refers to the new Delaware corporation, a wholly-owned subsidiary of the Company which is named Pemco Aviation Group, Inc., and is the proposed successor to the Company in the Reincorporation and the term "Delaware Board" refers to the board of directors of the Delaware Company.

        As discussed below, the principal reasons for the proposed Reincorporation are the greater certainty and flexibility of Delaware corporate law and the substantial body of case law interpreting that law. The Company believes that its shareholders will benefit from the well-established principles of corporate governance that Delaware law affords. The proposed Certificate of Incorporation (the "Delaware Certificate") and Bylaws (the "Delaware Bylaws") of the Delaware Company are substantially similar to the Amended and Second Restated Articles of Incorporation (the "Colorado Articles") and Bylaws (the "Colorado Bylaws") currently in effect for the Company, with the following exceptions:

    - the Delaware Certificate eliminates the ability of stockholders to call a special meeting,

    -   the Delaware Certificate classifies the Delaware Board,

    - certain provisions of the Delaware Certificate and the Delaware Bylaws may only be altered, amended or repealed by the affirmative vote of the holders of not less than 66 2/3% of the outstanding voting stock of the Delaware Company,

    - the Delaware Certificate provides that the directors can only be removed for cause, by the affirmative vote of the holders of not less than 66 2/3% of the outstanding voting stock of the Delaware Company entitled to vote generally in the election of directors,

    - the Delaware Certificate reduces the number of authorized shares of capital stock of the Company from 310,000,000 to 17,000,000,

    - the Delaware Certificate eliminates the ability of stockholders to act by written consent, and

    - the Delaware Bylaws change the procedures for stockholder proposals and stockholder nominations of directors.

THE REINCORPORATION IS NOT BEING PROPOSED IN ORDER TO PREVENT AN UNSOLICITED TAKEOVER ATTEMPT AND THE BOARD IS NOT AWARE OF ANY PRESENT ATTEMPT BY ANY PERSON TO ACQUIRE CONTROL OF THE COMPANY, OBTAIN REPRESENTATION ON THE BOARD OR TAKE ANY ACTION THAT WOULD MATERIALLY AFFECT THE GOVERNANCE OF THE COMPANY.

        If the Reincorporation is approved, the Company will merge into the Delaware Company (the "Merger"). Upon consummation of the Merger, the Company, as a separate corporate entity, will cease to exist and the Delaware Company will continue to operate the business of the Company under its new name, Pemco Aviation Group, Inc. In the event the Reincorporation is not approved, the Company will continue to operate as a Colorado corporation, subject to the Colorado Articles and the Colorado Bylaws.



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        Pursuant to an Agreement and Plan of Merger, in substantially the form attached hereto as Appendix A (the "Merger Agreement"), each outstanding share of the Common Stock will be automatically converted into one share of the Delaware Company's common stock, par value $.0001 per share (the "Delaware Common Stock"), upon the effective date of the Merger. Each stock certificate representing the Common Stock will continue to represent the same number of shares of the Delaware Common Stock. Holders of shares of the Common Stock will become stockholders of the Delaware Company immediately upon the consummation of the Merger. Such stockholders will receive instructions for exchanging their certificates representing shares of Common Stock for certificates representing shares of Delaware Common Stock. The Common Stock is currently listed for trading on The Nasdaq SmallCap Market under the symbol "PCSN" and, after the Merger, the Delaware Common Stock will continue to be traded on The Nasdaq SmallCap Market under its current symbol.

        The Merger Agreement and the Reincorporation may be abandoned or the Merger Agreement may be amended by the Board (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the effective date of the Reincorporation.

        The discussion set forth below is qualified in its entirety by reference to the Merger Agreement and to the Delaware Certificate and the Delaware Bylaws, copies of which are attached to this Proxy Statement as Appendices A, B and C, respectively.

VOTE REQUIRED; BOARD RECOMMENDATION

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Reincorporation. Abstentions and broker non-votes will have the effect of votes against the Reincorporation. Unless instructed to the contrary, the shares represented by the proxies will be voted in favor of the Reincorporation. A vote for the Reincorporation will constitute approval of:

    -   the Merger Agreement,

    - the Delaware Certificate, which will result in the change of the Company's name to Pemco Aviation Group, Inc.,

    -   the Delaware Bylaws, and

    -   all other aspects of the Reincorporation.

        AFTER CAREFUL CONSIDERATION, THE BOARD HAS DETERMINED THAT THE REINCORPORATION IS ADVISABLE AND HAS DIRECTED THAT IT BE SUBMITTED TO THE COMPANY'S SHAREHOLDERS FOR THEIR APPROVAL. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE REINCORPORATION.

DISSENTERS' RIGHTS

        The holders of the Common Stock may be entitled to assert dissenters' rights and obtain payment of the fair value of their shares under Article 113 of the Colorado Business Combinations Act (the "CBCA"), a copy of which is attached to this Proxy Statement as Appendix D (the "Colorado Dissenters' Rights Statute"), if the Merger is consummated. To exercise the right to dissent, (1) a stockholder ("Dissenting Stockholder") must provide written notice to the Company of his or her intent to demand payment for his or her Common Stock, (2) the Dissenting Stockholder must not vote in favor of the Reincorporation and (3) the Dissenting Stockholder must comply with the other provisions of the Colorado Dissenters' Rights Statute. If the Merger is consummated, the Company will provide written notice of the Merger to the Dissenting Stockholder along with an explanation of the procedures for the Dissenting Stockholder to demand payment of his or her Common Stock. If a Dissenting Stockholder is dissatisfied with the payment or offer, the Dissenting Stockholder is entitled to follow



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

the procedure outlined in the Colorado Dissenters' Rights Statute. The foregoing discussion of the law relating to dissenters' rights is not a complete statement of such rights and is qualified in its entirety by reference to Appendix D.

        THIS DISCUSSION AND APPENDIX D SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF THE COMMON STOCK WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO STRICTLY COMPLY WITH SUCH PROCEDURE WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

FEDERAL INCOME TAX CONSEQUENCES

        The Reincorporation is intended to be tax free under the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, no gain or loss will be recognized by the holders of the Common Stock as a result of the Reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of the Common Stock will have the same tax basis in the Delaware Common Stock received by such holder pursuant to the Reincorporation as such holder has in the Common Stock held by such holder at the effective time of the Merger. Each shareholder's holding period with respect to the Delaware Common Stock will include the period during which such holder held the Common Stock, so long as the latter was held by such holder as a capital asset at the effective time of the Merger. The Company has not obtained, and does not intend to obtain, a ruling from the Internal Revenue Service with respect to the tax consequences of the Reincorporation.

        The Company believes that no gain or loss should be recognized by the holders of outstanding options to purchase shares of the Common Stock, so long as (1) such options (a) were originally issued in connection with the performance of services by the optionee and (b) lacked a readily ascertainable value (for example, were not actively traded on an established market) when originally granted and (2) the options to purchase the Delaware Common Stock into which the Company's outstanding options will be converted in the Reincorporation also lack a readily ascertainable value when granted.

        The foregoing is only a summary of certain federal income tax consequences. Shareholders should consult their own tax advisers regarding the federal tax consequences of the Reincorporation as well as any consequences under the laws of any other jurisdiction.

ACCOUNTING TREATMENT OF THE MERGER

        Upon consummation of the Merger, all assets and liabilities of the Company will be transferred to the Delaware Company at book value because the Reincorporation will be accounted for as a pooling-of-interests.

PRINCIPAL REASONS FOR THE REINCORPORATION

        As the Company plans for the future, the Board and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

        Prominence, Predictability and Flexibility of Delaware Law. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive and flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed their corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.



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

        Increased Ability to Attract and Retain Qualified Directors. Both Colorado and Delaware law permit a corporation to include a provision in its articles of incorporation or certificate of incorporation, as the case may be, which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than Colorado law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than Colorado law.

NO CHANGE IN MEMBERS OF THE BOARD, BUSINESS, MANAGEMENT, EMPLOYEE BENEFIT PLANS OR LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY

        The Reincorporation will not result in any change in the business, management, fiscal year, assets or liabilities or location of the principal facilities of the Company. The Company's 1989 Nonqualified Stock Option Plan, as amended, will be assumed and continued by the Delaware Company, and each option or right issued pursuant to such plan will automatically be converted into an option or right to purchase the same number of shares of the Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions. Other employee benefit arrangements of the Company will also be continued by the Delaware Company upon the terms and subject to the conditions currently in effect. As noted above, after the Merger, the shares of the Delaware Common Stock will continue to be traded, without interruption, on the same market (The Nasdaq SmallCap Market) and under the same symbol "PCSN" as the shares of the Common Stock are currently traded. The Company believes that the Reincorporation will not affect any of its material contracts with any third parties and that the Company's rights and obligations under such material contractual arrangements will continue and be assumed by the Delaware Company.

        As noted above, the Reincorporation will result in the change of the Company's name to Pemco Aviation Group, Inc. The Reincorporation will also cause the six directors elected at the Annual Meeting to be divided into three classes. The Class I directors will be Messrs. Aramini and Bowling, who, if elected, will serve until the next annual meeting or until their successors are elected and duly qualified or until their earlier resignation or removal. The Class II directors will be Messrs. Holdsworth and Richards who, if elected, will serve until the 2002 annual meeting or until their successors are elected and duly qualified or until their earlier resignation or removal. The Class III directors will be Messrs. Tennenbaum and Gold who, if elected, will serve until the 2003 annual meeting or until their successors are elected and duly qualified or until their earlier resignation or removal.

ANTI-TAKEOVER IMPLICATIONS

        Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise. THE REINCORPORATION IS NOT BEING PROPOSED IN ORDER TO PREVENT SUCH A CHANGE IN CONTROL AND THE BOARD IS NOT AWARE OF ANY PRESENT ATTEMPT TO ACQUIRE CONTROL OF THE COMPANY OR TO OBTAIN REPRESENTATION ON THE BOARD.

        However, the Board believes that future unsolicited takeover attempts may be unfair or disadvantageous to the Company or its shareholders because, among other reasons:

    - a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices,

    - a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions, and



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    -   a non-negotiated bid may involve the acquisition of only a controlling interest in the Common Stock, without affording all shareholders the opportunity to receive the same economic benefits.

        By contrast, in a transaction in which a potential acquirer must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the Company's business, assets, the possibilities for alternative transactions on more favorable terms, anticipated favorable developments in the Company that are not yet reflected in the price of the Common Stock and equality of treatment of all shareholders.

        Certain effects of the Reincorporation may have the effect of deterring hostile takeover attempts. For example, Section 203 of the Delaware General Corporation Law (the "DGCL"), from which the Delaware Company does not intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Delaware Board approves the business combination. For a detailed discussion of all of the changes which will be implemented as part of the Reincorporation, see "--Significant Differences Between the Colorado Articles and the Colorado Bylaws and the Delaware Certificate and the Delaware Bylaws" and "--Significant Differences Between the CBCA and the DGCL" below.

SIGNIFICANT DIFFERENCES BETWEEN THE COLORADO ARTICLES AND THE COLORADO BYLAWS AND THE DELAWARE CERTIFICATE AND THE DELAWARE BYLAWS

        The Company is governed by the Colorado Articles and the Colorado Bylaws, which have been adopted pursuant to the CBCA. The Delaware Company is governed by the Delaware Certificate and the Delaware Bylaws, which have been adopted pursuant to the DGCL. The material differences between these are:

    - the Delaware Certificate eliminates the ability of stockholders to call a special meeting,

    -   the Delaware Certificate classifies the Delaware Board,

    - certain provisions of the Delaware Certificate and the Delaware Bylaws may only be altered, amended or repealed by the affirmative vote of the holders of not less than 66 2/3% of the outstanding voting stock of the Delaware Company,

    - the Delaware Certificate provides that the directors can only be removed for cause, by the affirmative vote of the holders of not less than 66 2/3% of the outstanding voting stock of the Delaware Company entitled to vote generally in the election of directors,

    - the Delaware Certificate reduces the number of authorized shares of capital stock of the Company from 310,000,000 to 17,000,000,

    - the Delaware Certificate eliminates the ability of stockholders to act by written consent, and

    - the Delaware Bylaws change the procedures for stockholder proposals and stockholder nominations of directors.

        While the Company has no present intention to do so, the Delaware Company could in the future implement certain other changes by amendment of the Delaware Certificate or the Delaware Bylaws. For a discussion of such changes, see "--Significant Differences Between the CBCA and the DGCL."

        Special Meetings. The Colorado Bylaws provide that a special meeting of the shareholders may be called by the Chairman of the Board, the President or Vice President of the Company or the holders of shares entitled to cast not less than 10% of the votes to be cast at the meeting. The Delaware Certificate and Delaware Bylaws permit special meetings of the stockholders to be called only by the Chairman of the Delaware Board, the President of the Delaware Company or by the President or Secretary of the Delaware



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

Company at the written request of a majority of the Delaware Board. The Company believes that this change is warranted to prevent an inappropriately small number of stockholders from prematurely forcing stockholder consideration of a proposal over the opposition of the Delaware Board by calling a special meeting before the time the Delaware Board believes it to be appropriate.

        Classified Board of Directors. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. The Colorado Articles currently permit the Board to be classified if the Company has nine or more directors. The Delaware Certificate provides for a classified board of directors, pursuant to which the Delaware Board is divided into three classes of directors. Instituting a classified board of directors makes changes in the composition of the Delaware Board more difficult, and thus a potential change in control of the Delaware Company a lengthier and more difficult process.

        Amendment of the Colorado Articles and the Colorado Bylaws and the Delaware Certificate and the Delaware Bylaws. Subject to certain provisions, the shareholders of the Company have the power to alter, amend or repeal the Colorado Articles and the Colorado Bylaws by the affirmative vote of the holders of a majority of the outstanding voting stock present in person or represented by proxy and entitled to vote at a meeting of the shareholders. In contrast, the stockholders of the Delaware Company have the power to alter, amend or repeal certain provisions of the Delaware Certificate and the Delaware Bylaws by the affirmative vote of the holders of not less than 66 2/3% of the outstanding voting stock of the Delaware Company.

        Removal and Replacement of Directors. The Colorado Articles provide that the directors constituting the Board may be removed from office at any time, with or without cause. In addition, a majority of the members of the Board then in office can fill board vacancies and newly-created directorships resulting from any increase in the size of the Board, even if those directors do not constitute a quorum or only one director is left in office. The Delaware Certificate provides that the directors constituting the Delaware Board may only be removed from office for cause, by the affirmative vote of the holders of not less than 66 2/3% of the outstanding voting stock entitled to vote generally in the election of directors. The Delaware Certificate has similar provisions to the Colorado Articles on the filling of vacancies on the Delaware Board. The Company believes that these changes are warranted in order to enhance the stability and continuity of the Delaware Board.

        Authorized Shares of Capital Stock. The Colorado Articles authorize the issuance of 310,000,000 shares of capital stock, 300,000,000 of which are currently classified as Common Stock and 10,000,000 of which are classified as preferred stock. The Delaware Certificate reduces the amount of authorized capital stock to 17,000,000 shares, of which 12,000,000 are classified as Delaware Common Stock and 5,000,000 are classified as preferred stock.

        Actions by Written Consent of Shareholders. The Colorado Articles allow shareholders to act by written consent in lieu of a shareholder meeting. In contrast, the Delaware Certificate eliminates the right of stockholders to take action by written consent in lieu of a meeting.

        Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. The Delaware Bylaws establish an advance notice procedure regarding stockholder proposals and nominations of directors. The advance notice procedure does not apply to proposals by the Delaware Board. Any stockholder that wishes to make a proposal or nominate a director for election at an annual meeting must deliver to the Delaware Company written notice of the proposal or the nomination not less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual meeting. For a special meeting, such notice must be delivered not less than 60 days nor more than 90 days before the special meeting or ten days following the day on which public announcement of the meeting is first made. The Colorado Bylaws contain no comparable provisions. By requiring advance notice of nominations for directors by stockholders, the Delaware Board has an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Delaware Board, to inform the stockholders about such qualifications. By requiring advance notice for stockholder proposals, the Delaware Board has an opportunity to inform stockholders of any stockholder proposal and the Delaware Board's position on any such proposal, enabling stockholders to better determine whether they desire to attend the meeting or grant a proxy to the Delaware Board.

SIGNIFICANT DIFFERENCES BETWEEN THE CBCA AND THE DGCL

        The Company is organized as a corporation under the laws of the State of Colorado and the Delaware Company is organized as a corporation under the laws of the State of Delaware. As a Colorado corporation, the Company is subject to the CBCA, a general corporation statute dealing with a wide variety of matters, including election, tenure, duties and liabilities of directors and officers; dividends and other distributions; meetings of shareholders; and extraordinary actions, such as amendments to the articles of incorporation, mergers, sales of all or substantially all of the assets and dissolution. As a Delaware corporation, the Delaware Company is governed by the DGCL, a general corporation statute covering generally the same matters as the CBCA.

        The CBCA and the DGCL differ in many respects. Although all the differences are not set forth in this Proxy Statement, certain provisions, which may materially affect the rights of the shareholders of the Company, are as follows:

        Certain Business Combinations. Section 203 of the DGCL regulates corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on The Nasdaq SmallCap Market, from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who owns 15% or more of the corporation's outstanding voting stock, as well as affiliates and associates of any such persons) for three years following the date that such stockholder became an "interested stockholder" unless:

        - the transaction is approved by the board of directors prior to the date the "interested stockholder" attained such status,

        - upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transactions commenced, excluding those shares owned by:

            -   persons who are directors and also officers and

            - employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

        - on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder."

        A Delaware corporation may "opt out" of Section 203 with a provision in its original certificate of incorporation expressly electing not to be governed by Section 203. The Delaware Company does not intend to opt out of the provisions of Section 203. The Company believes that Section 203 will encourage any potential acquirer to negotiate with the Delaware Board. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the Delaware Company in which all stockholders would not be treated equally. Shareholders should note, however, that the application of
Section 203 to the Delaware Company will give the Delaware Board the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for the Delaware Common Stock over the then-current market price. Section 203 would also discourage certain potential acquirers who are unwilling to comply with its provisions.

        The CBCA does not have legislation comparable to Section 203 of the DGCL.

        Indemnification. Both the CBCA and the DGCL have provisions respecting indemnification by a corporation of its officers, directors, employees and other agents.

        The CBCA permits indemnification of a person made party to a proceeding because the person is or was a director against liability incurred in the proceeding if (i) the person conducted himself or herself in good faith and (ii) the person reasonably believed, in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests, and in all other cases, that his or her conduct was at least not opposed to the corporation's best interests. Additionally, in the case of any criminal proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, under the CBCA, a corporation may not indemnify a director in connection with a derivative action in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging that the director derived an improper personal benefit, and in which proceeding the director was adjudged liable on the basis that he or she in fact derived such improper personal benefit. Also, in a derivative action, indemnification is expressly limited to the reasonable expenses incurred in connection with the proceeding.

        Under the DGCL, a corporation may indemnify a director against all liability (including expenses) in an action other than a derivative action if the director conducted himself or herself in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation (without a distinction made, as in the CBCA, for actions taken in "official capacity"), and with respect to criminal actions, he or she had no reasonable cause to believe that his or her conduct was unlawful. In derivative actions, as under the CBCA, indemnification is limited to reasonable expenses actually incurred (and is subject to the same standard of conduct for non-derivative actions), with the additional restriction that if the director is adjudged liable to the corporation, the director is entitled to indemnification of expenses notwithstanding such adverse adjudication only if the court determines that such person is fairly and reasonably so entitled in view of all the circumstances. By comparison, under the CBCA, if a corporation elects not to indemnify a director against expenses incurred in connection with a derivative action because the director was found not to have acted within the requisite standard of conduct, a court may nevertheless award expenses if the court determines the director is fairly and reasonably entitled to indemnification in light of all of the circumstances. The Delaware Certificate provides that the Delaware Company "shall" indemnify directors against all liability if the directors act in the manner explained above.

        Under both the CBCA and the DGCL, officers, employees and agents (as well as fiduciaries, under the CBCA) may be indemnified to the same extent as directors. In addition, under both the CBCA and the DGCL, a corporation must indemnify the person made party to a proceeding because such person was a director or officer of the corporation against expenses (including attorney's fees) where such person is successful on the merits or otherwise in defense of such proceeding. The Delaware Certificate provides that the Delaware Company "shall" indemnify officers of the Delaware Company against all liability if such person acts in the manner explained above. The Delaware Bylaws provide that the Delaware Company "may" indemnify employees and agents of the Delaware Company against all liability to the extent permitted by law. Though, under the CBCA, this mandatory indemnification may be limited by the articles of incorporation, the Colorado Articles contain no such limitation.

        Under the DGCL, the corporation may advance the expenses incurred by a director or officer of the corporation in connection with proceedings prior to a final adjudication if the director or officer executes an undertaking to repay such amounts if it is ultimately determined that the director or officer is not entitled to indemnification. The corporation may set other terms and conditions for the advance of expenses on behalf of employees and agents. The Delaware Certificate provides that the Delaware Company "shall" advance the expenses of directors and officers who execute such an undertaking. Under the CBCA, in addition to the undertaking referred to above (which must be an unlimited general obligation of the director, but need not be secured), the director must furnish a written affirmation of the director's good faith belief that he or she has met the requisite standard of conduct heretofore described.

        Under both the DGCL and the CBCA, a "determination" must be made, based on the facts then known to those making the determination, that indemnification would not be precluded under applicable law. The "determination" may be made by the affirmative vote of a majority of the board of directors not party to the subject proceeding, by independent legal counsel, or by the shareholders. The CBCA allows for a determination by a committee where no quorum of non-party directors can be reached; the DGCL does not require a quorum of non-party directors, although it does permit the appointment of a committee of non-party directors designated by the majority vote of such directors, although less than a quorum. Under the CBCA, the determination is made by shareholders only if the board directs, or cannot approve because of a lack of non-party directors; there is no such limitation on stockholder approval under the DGCL. The "determination" must be made in advance of indemnification and advancement of expenses under the CBCA; however, no prior determination is required for the advancement of expenses under the DGCL.

        The DGCL and CBCA both authorize a corporation's purchase of insurance on behalf of directors, officers, employees and agents, regardless of the corporation's statutory authority to indemnify such person directly. The CBCA specifically allows such insurance to be purchased from a company in which the corporation has equity or other interests.

        Under the CBCA, a corporation can indemnify officers, employees, fiduciaries and agents (but not directors) to a greater extent than provided in the CBCA, subject to public policy concerns, if such rights are set forth in the articles of incorporation, bylaws, or board of director or stockholder resolution, or by contract; the Company does not provide such greater indemnification. The CBCA does not provide for extended indemnification of directors. By comparison, under the DGCL, a director's rights to indemnification are not necessarily limited to those set forth in the DGCL, and may be expanded by bylaw, agreement, common law, or otherwise, though limitations could be imposed by a court on grounds of public policy.

        Removal of Directors. Under the CBCA, unless the articles of incorporation of a corporation provide otherwise, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, if cumulative voting is in effect, no individual director may be removed if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting, and any director elected by a voting group can only be removed by that voting group. Cumulative voting is prohibited by the Colorado Articles. Under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors, unless the corporation's certificate of incorporation requires a higher vote. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the corporation's certificate of incorporation otherwise provides. The Delaware Certificate provides for a classified board of directors but does not provide for cumulative voting. The Delaware Certificate also provides that directors may only be removed for cause and then only by the vote of not less than 66 2/3% of the outstanding voting stock of the Delaware Company entitled to vote generally in the election of directors.

        Limitation of Liability. Both the CBCA and the DGCL permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty.

        The Colorado Articles eliminate the liability of the Board to the fullest extent permissible under the CBCA. The CBCA does not permit the elimination of monetary liability for breach of fiduciary duty as a director where such liability is based on (i) breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) unlawful dividends or distributions, (iv) any transaction from which the director directly or indirectly derived an improper personal benefit or (v) any act or omission occurring before the provision eliminating liability became effective.

        The Delaware Certificate eliminates the liability of the Delaware Board or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under the DGCL, as such law exists currently or as it may be amended in the future. These limitations are substantially similar to the limitations imposed by the CBCA.

        There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors or officers is a party in which the rights of the Company or its shareholders would be affected if the Company already were subject to the provisions of Delaware law rather than Colorado law.

        Reduction of Capital. The DGCL provides that a corporation, by resolution of its board of directors, may reduce its capital in a variety of specified methods, including: (i) by reducing or eliminating the capital represented by shares of capital stock which have been retired, (ii) by applying to an otherwise authorized purchase or redemption of outstanding shares of its capital stock, some or all of the capital represented by the shares being purchased or redeemed or any capital that has not been allocated to any particular class of its capital stock, (iii) by applying to an otherwise authorized conversion or exchange of outstanding shares of its capital stock, some or all of the capital represented by the shares being converted or exchanged, or some or all of any that has not been allocated to any particular class of its capital stock, or both, to the extent that such capital in the aggregate exceeds the total aggregate par value or the stated capital of any previously unissued shares issuable upon such conversion or exchange or (iv) by transferring to surplus (a) some or all of the capital not represented by any particular class of its capital stock, (b) some or all of the capital represented by issued shares of its par value capital stock, which capital is in excess of the aggregate par value of such shares or (c) some of the capital represented by the issued shares of its capital stock without par value. The reduction of capital may be conducted without the approval of the corporation's stockholders, provided that the assets remaining after the reduction are sufficient to pay any debts not otherwise provided for. The CBCA, contains no comparable provision.

        Dividends and Repurchase of Shares. The CBCA provides for, but does not require, the designation of par value or no par value shares as it eliminated the statutory definitions of capital and surplus. The designations of par value or no par value, capital and surplus are retained under the DGCL.

        Under the CBCA, a corporation may not make any distribution (including dividends, or repurchases and redemptions of shares) if, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential liquidation rights of shareholders not receiving the distribution.

        The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchases its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

        Inspection of Shareholder List. The CBCA allows a shareholder who has been a shareholder of the corporation for at least three months, or who owns at least five percent of all of the outstanding shares of any class of shares, to inspect and copy shareholder lists by no less than five days prior written demand to the corporation, provided that the purpose of the inspection is reasonably related to the inspecting shareholder's interest as a shareholder. The CBCA also entitles shareholders (regardless of duration of shareholder status or ownership percentage) to inspect lists of shareholders entitled to vote at a shareholders' meeting, beginning from the earlier of ten days prior to the meeting for which the list was prepared or two business days after notice of the meeting is given by the corporation.

        The DGCL allows any stockholder to inspect the stockholder list for a purpose reasonably related to such person's interest as a stockholder. Delaware law also provides inspection rights as to a list of stockholders entitled to vote at a meeting within a ten day period preceding a stockholders' meeting for any purpose germane to the meeting.

        Stockholder Voting. In general, under the CBCA and the DGCL a majority of the outstanding voting shares of both acquiring and target corporations must approve any statutory merger, except in certain circumstances substantially similar under both the CBCA and the DGCL.

        Also, under the CBCA and the DGCL a sale of all or substantially all of the assets of a corporation must be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

        With certain exceptions, the CBCA also requires that mergers, share exchanges, certain sales of assets and similar transactions be approved by a majority vote of each voting group of shares outstanding. In contrast, the DGCL generally does not require separate class voting, except in certain transactions involving an amendment to a corporation's certificate of incorporation that adversely affects a specific class of shares. As a result, stockholder approval of such transactions may be easier to obtain under the DGCL for companies, which have more than one class of shares outstanding.

        Interested Director Transactions. Under both the CBCA and the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under the CBCA and the DGCL. The most significant difference between the DGCL and the CBCA is that under the CBCA, a corporation cannot rely on ratification or authorization of a disinterested board of directors regarding a loan or guaranty benefiting a director unless the shareholders have been given at least ten days written notice. The Company is not aware of any plans of the Board to propose, authorize, or ratify any such transaction for which notice would be required under the CBCA, but not under the DGCL.

        Stockholder Derivative Suits. The CBCA provides that the corporation or the defendant in a derivative suit may require the plaintiff shareholder to furnish a security bond if the shareholder holds less than 5% of the outstanding shares of any class and such shares have a market value of less than $25,000. The DGCL does not have a similar bonding requirement.

        Dissenters' or Appraisal Rights. Under both the CBCA and the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters' rights (under the CBCA) or appraisal rights (under the DGCL) pursuant to which such stockholder may receive cash in the amount of the fair value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. These rights are available in response to similar transactions under both the CBCA and the DGCL, except that under the CBCA, dissenters' rights are also available to shareholders in the event of (i) a share exchange to which the corporation is a party as the corporation whose shares will be acquired (a transaction not specifically authorized by the DGCL), (ii) a sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation or an entity which the corporation controls if a vote of the shareholders is otherwise required and (iii) a reverse stock split if the split reduces the number of shares owned by the shareholder to a fraction of a share or to scrip and such fraction or scrip is to be acquired for cash or voided pursuant to the statutory procedure available under the CBCA.

        In addition, there are differences in the timing of payments made to dissenting shareholders, the ability of a court to award attorneys' fees, and the manner of determining "fair value" which may make the CBCA more favorable from a shareholder's point of view.

        Under both the CBCA and the DGCL, shareholders (i) receive prior notice of their rights to dissent, (ii) must deliver their notice of dissent prior to the corporate action given rise to dissenter's rights, and (iii) will receive notice from the corporation of the effectiveness of the corporate action within ten days. Other procedural differences between the CBCA and DGCL may be viewed as more or less favorable to a dissenting stockholder.

        Under the DGCL, within 120 days after the effective date of the transaction triggering appraisal rights, a dissenting stockholder, who has complied with the requirements necessary to dissent from a corporate action under the DGCL, may petition the Court of Chancery of the State of Delaware to determine the fair value of the shares of all dissenting stockholders, after which the corporation will be instructed to pay to the dissenting stockholder the fair value, as determined by such court. The court costs may be allocated among the corporation and dissenting stockholders, as the Court of Chancery deems equitable, and the legal fees for dissenting stockholders who prosecute their claims may be spread among the dissenting stockholders as a group. Finally, in determining "fair value" the Delaware Court of Chancery is required to consider all relevant factors, and to include interest, but is statutorily prohibited from including "any element of value arising from the accomplishment or expectation" of the transaction giving rise to appraisal rights.

        In contrast, under the CBCA, a dissenting shareholder may make a demand no later than 30 days following the notice from the corporation of the maturity of his or her appraisal rights. Upon receipt of such demand (or the effective date of the transaction, whichever is later), the corporation must pay each dissenter who has properly followed the procedure set forth in the CBCA an amount which the corporation estimates to be the fair value of the dissenter's shares, plus interest. In addition, the corporation must also deliver, among other things, financial statements, a statement of the estimate of fair value, and an explanation of how interest was calculated. If the dissenting shareholder is dissatisfied with this offer, such dissenting stockholder may then, within 30 days, keep the payment, but reject the corporation's calculation of fair value and present a counter-offer. If the corporation does not agree with the dissenting shareholder's counter-offer, the corporation is forced to commence an appraisal proceeding. A court will then determine the fair value of the dissenter's shares, taking into consideration all relevant factors. The court can also assess legal fees not only among the class of dissenters as under the DGCL, but against the corporation if it is determined that it is equitable to do so and that the corporation did not substantially comply with the procedures set forth in the CBCA. Legal fees and expenses may also be awarded to any party if the opposing party is found to have acted arbitrarily, vexatiously or not in good faith. Unlike the DGCL, the CBCA does not specifically prohibit the court from taking into effect any appreciation in the fair value of the shares attributable to the "accomplishment or expectation" of the transaction giving rise to dissenter's rights.

        Dissolution. Under the CBCA, dissolution may be authorized by the adoption of a plan of dissolution by the board of directors, followed by the recommendation of the proposal to the shareholders (unless because of a conflict of interest or other circumstances the board determines it cannot make any recommendation), then followed by the approval of shareholders entitled to vote thereon. The CBCA provides for the approval by a majority of each voting group entitled to vote thereon. The CBCA also provides for judicial dissolution of a corporation in an action by a shareholder upon a showing that (i) the directors are deadlocked in management, the shareholders are unable to break the deadlock, and irreparable injury to the corporation is threatened or being suffered, or the business and affairs of the corporation can no longer be conducted to the advantage of the shareholders generally, because of the deadlock, (ii) the directors or those in control of the corporation are acting or will act in a manner which is illegal, oppressive, or fraudulent, (iii) the shareholders have been deadlocked over two annual meetings in the election of directors or (iv) the corporate assets are being misapplied or wasted. A Colorado corporation can also be dissolved judicially upon other grounds in a proceeding by the attorney general, or in a proceeding by creditors, as well as by the secretary of state.

        Under the DGCL, unless a majority of the board of directors approves the proposal to dissolve, the dissolution must be approved by the written consent of all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may it be approved by a majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, the DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a majority) voting requirement of the corporation's stockholders to approve a dissolution of the corporation. The Delaware Certificate contains no such supermajority voting requirement, however, and a majority of the outstanding shares entitled to vote, voting at a meeting at which a quorum is present, would be sufficient to approve a dissolution of the Delaware Company that had previously been approved by a majority of the Delaware Board. The DGCL provides for dissolution by the Court of Chancery of the State of Delaware for abuse, misuse or nonuse of its corporate powers, privileges or franchises.

        Standard of Conduct for Directors. Under Colorado law, the standards of conduct for the performance by directors of their duties are governed by statute. Section 7-108-401 of the CBCA requires that a director of a Colorado corporation perform his duties in "good faith," "with the care an ordinary prudent person in like position would exercise under similar circumstances" and "in a manner he or she reasonably believes to be in the best interests of the corporation."

        Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts in cases decided by them. Generally, directors of Delaware corporations are subject to a duty of loyalty, a duty of care and a duty to act in good faith. The duty of loyalty has been said to require directors to refrain from self-dealing. According to the Supreme Court of the State of Delaware, the duty of care requires "directors . .
 . in managing the corporate affairs . . . to use that amount of care which ordinarily careful and prudent men would use in similar circumstances." Case law has established "gross negligence" as the standard for awarding money damages for violation of the duty of care in the process of decision-making by directors of Delaware corporations.

CONDITIONS TO EFFECTIVENESS OF THE REINCORPORATION

        The effectiveness of the Reincorporation is subject to approval of the Reincorporation by the requisite number of shareholders of the Company.



                                   PROPOSAL 2
                              ELECTION OF DIRECTORS

GENERAL

        The Board currently consists of six directors. If the Reincorporation is approved by the shareholders and becomes effective, the Delaware Board will be divided into three classes, with staggered terms of office. Upon the expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal. The nominees for the Class I directors are Messrs. Aramini and Bowling, who, if elected, will serve until the next annual meeting or until their successors are elected and duly qualified or until their earlier resignation or removal. The nominees for the Class II directors are Messrs. Holdsworth and Richards, who, if elected, will serve until the 2002 annual meeting or until their successors are elected and duly qualified or until their earlier resignation or removal. The nominees for the Class III directors are Messrs. Tennenbaum and Gold, who, if elected will serve until the 2003 annual meeting or until their successors are elected and duly qualified or until their earlier resignation or removal. If the Reincorporation is not approved, the director nominees, if elected, will each serve until the next annual meeting of shareholders and until their successors are elected and duly qualified or until their earlier resignation or removal.

VOTE REQUIRED; BOARD RECOMMENDATION

        The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect the six director nominees to the Board. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the nominees receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted for the election of each of the six nominees named below as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by the proxies will be voted for another person or persons designated by the Board. In no event will the proxies be voted for more than six nominees.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION TO THE BOARD OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT.

DIRECTOR NOMINEES

        The following table sets forth certain information regarding the director nominees, including the name, position with the Company and age of each nominee for director:

NAME                               AGE      TITLE
Michael E. Tennenbaum              64       Chairman of the Board

Harold T. "Skip" Bowling           65       Vice Chairman of the Board

Ronald A. Aramini                  54       President, Chief Executive Officer and Director

Mark K. Holdsworth                 34       Director

Thomas C. Richards                 70       Director

Matthew L. Gold                    57       Director

        Michael E. Tennenbaum was appointed Chairman of the Board in September 1999. Mr. Tennenbaum has been the Managing Member of Tennenbaum & Co., LLC since its inception in June 1996. Mr. Tennenbaum is the Managing Member of Special Value Investment Management, LLC, an investment fund focused on high yield bonds and special situation investments. Previously, from February 1993 until June 1996, Mr. Tennenbaum was a Senior Managing Director of Bear, Stearns & Co., Inc. and also held the position of Vice Chairman, Investment Banking. Mr. Tennenbaum's responsibilities at Bear, Stearns & Co., Inc. included managing the firm's Risk Arbitrage, Investment Research and Options Departments. Mr. Tennenbaum currently serves on the board of directors of Kaiser Group International, Inc. together with certain privately-held companies. Mr. Tennenbaum previously served on the boards of directors of Arden Group, Inc.; Bear, Stearns & Co., Inc.; Jenny Craig, Inc.; Sun Gro Horticulture, Inc.; and Tosco Corporation. Mr. Tennenbaum received a B.S. from the Georgia Institute of Technology in Industrial Engineering and an M.B.A., with honors, from Harvard University.

        Harold T. "Skip" Bowling was appointed to the Board in September 1999 and as Vice Chairman of the Board in April 2000. Mr. Bowling was an executive with Lockheed Martin for 43 years. From 1995 until his retirement in February 1997, he served as President of Lockheed Martin Aeronautics International. From 1987 until 1995, he served as President of Lockheed Aircraft Service Company (military/commercial aircraft maintenance/modification business). Mr. Bowling served as a U.S. Army artillery officer and as a helicopter pilot from 1959 to 1962. Upon release from the Army with the rank of Captain, he joined the Georgia National Guard, serving as a helicopter pilot until retirement in 1982. Mr. Bowling received a B.S. in Aeronautical Engineering from the Georgia Institute of Technology and an M.B.A. from Georgia State University.

        Ronald A. Aramini was appointed as a member of the Board and became President and Chief Executive Officer of the Company in January 2000. From September 1996 to July 1999, Mr. Aramini served as the Senior Vice President-Operations for America West Airlines, Inc., where he was responsible for safety, on-time performance, customer satisfaction and cost controls for the company's 600 daily flights. Prior to this position, he served as President and Chief Executive Officer of Allegheny Airlines from September 1993 to August 1996 and President and Chief Executive Officer of Air Wisconsin from September 1990 to September 1993.

        Mark K. Holdsworth was appointed as a member of the Board in September 1999. He is a founding Principal of Tennenbaum & Co., LLC and has served in that capacity since June 1996. Prior to joining Tennenbaum & Co., LLC, Mr. Holdsworth served as Vice President, Corporate Finance of Libra Investments, Inc., a high yield debt securities investment banking boutique, from June 1994 to June 1996. Mr. Holdsworth also worked as an Associate at Goodtab Corporation, a Los Angeles real estate advisory firm, from August 1992 to June 1994 and in corporate finance at Salomon Brothers, Inc. from August 1988 to June 1992. He received a B.S. in Physics from Pomona College, a B.S. with honors in Engineering and Applied Science from the California Institute of Technology and an M.B.A. from Harvard University.

        Thomas C. Richards was appointed as a member of the Board in August 1995. General Richards was President of the National Security Industrial Association of Washington, D.C., a nonprofit corporation, from September 1995 until March 1997. He served as a consultant and as a member of the board of directors of First American Bank of Bryan, Texas from June 1991 to September 1995. General Richards has served as a consultant to Cubic Defense Systems of San Diego, California and Mantech International of Fairfax, Virginia, companies which are involved in the aviation and defense industry, since January 1994. He was appointed by the President as the Administrator of the Federal Aviation Administration from May 1991 to January 1992, after having served on the Aviation Security and Terrorism Commission which was formed by the President to review the Pan Am 103 accident. General Richards retired as a four star General from the U.S. Air Force in November 1989 after 33 years of service, the last three of which were spent commanding the day-to-day operations of the U.S. European Command. General Richards currently serves on the advisory board of the Falcon Foundation. He received a B.A. from the Virginia Institute of Technology and an M.A. in Communications from Pennsylvania State University and attended the Army War College.

        Matthew L. Gold has served as a member of the Board since December 1986. He served as Chairman of the Board from December 1986 until September 1999 and as President and Chief Executive Officer of the Company from December 1986 until December 1999. From 1984 to 1986, Mr. Gold was President of Monarch Aviation, Inc., a company primarily engaged in the business of modifying and maintaining large transport aircraft. Mr. Gold received a B.A. from Emory University and a J.D. from the University of Tennessee.

INFORMATION CONCERNING THE BOARD AND CERTAIN COMMITTEES THEREOF

        The Board. The Board held nine meetings during 1999. All incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board while they were on the Board and (ii) the total number of meetings of the committees of the Board on which such directors served.

        Audit Committee. The Audit Committee, which currently consists of Messrs. Holdsworth and Richards, met three times during 1999. The Audit Committee reviews the annual audits of the Company's independent public accountants, reviews and evaluates internal accounting controls, recommends the selection of the Company's independent public accountants, reviews and passes upon (or ratifies) related party transactions and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, the Company and its independent public accountants.

        Compensation Committee. The Compensation Committee, which currently consists of Messrs. Richards and Bowling, met one time during 1999. The Compensation Committee makes recommendations on executive compensation and selects those persons eligible to receive grants of stock, stock options and stock appreciation rights under the Company's Nonqualified Stock Option Plan.

        Executive Committee. The Executive Committee, which currently consists of Messrs. Tennenbaum and Gold, met one time during 1999. The primary function of the Executive Committee is director-level review and approval of non-routine matters of significance during the periods between scheduled meetings of the Board.

COMPENSATION OF THE COMPANY'S DIRECTORS

        The Company currently has an arrangement whereby each director earns an annual retainer of $18,000, and $1,000 plus expenses for attendance at each meeting of the Board and related activities. The directors also earn $1,000 plus expenses in connection with attendance at each meeting of the Audit Committee, the Executive Committee and the Compensation Committee, except when a committee meets in conjunction with a full Board meeting. Directors who are employees of the Company are eligible to receive stock options under the Company's Nonqualified Stock Option Plan.

        Pursuant to the Company's Nonqualified Stock Option Plan, outside directors receive fully vested options on December 10 of each year. The number of shares subject to options granted in any such year is equal to one share of Common Stock for each two dollars of the director's base compensation (annual retainer plus meeting fees for an assumed minimum of four meetings or, currently, $22,000) paid to the director during the year in which the option is granted.

        In November 1990, the Board adopted a three-year retirement benefit for the directors of the Company, payable after they retire or otherwise terminate their service as a director of the Company. In December 1993, the Board amended the retirement benefit. Directors retiring from the Company after that date are entitled to benefits as follows:

                                          Under Five             Five or More
         Retirement Benefit Payable       Years of Service       Years of Service
         --------------------------       ----------------       ----------------
         1st Year                         $4,500                 $9,000
         2nd Year                         $3,000                 $6,000
         3rd Year                         $1,500                 $3,000

        All current directors, as well as two former directors, Donald C. Hannah and George E. R. Kinnear II (who resigned as directors effective September 7,
1999) are currently entitled to or are eligible for benefits according to the benefits schedule in effect at the time of such director's retirement. Upon retirement, this benefit is paid to former directors on a quarterly basis for the three-year term of the benefit.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Currently, the Compensation Committee consists of Messrs. Richards and Bowling. During 1999, the Company's Compensation Committee consisted of Donald
C. Hannah, Admiral George E. R. Kinnear II and General Thomas C. Richards. There were no insider participations nor Compensation Committee interlocks among the members of the Company's Compensation Committee during 1999.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee is responsible for administering the Company's compensation policies and practices and approves all elements of compensation for executive officers. Set forth below in full is the Report of the Compensation Committee regarding the compensation paid by the Company to its executive officers during 1999.

        COMPENSATION PHILOSOPHY

        In determining the compensation payable to the Company's executive officers, the Compensation Committee seeks to achieve the following objectives:

        - Motivate executives to achieve the goals set forth in the Company's annual business plan,

        - Focus participants on achieving predetermined individual/team goals that complement the annual business plan,

        - Provide the opportunity for participants to earn highly competitive compensation in a cost effective manner, and

        - Create a common interest between executive officers and the Company's shareholders through the use of stock options that link a portion of each executive officer's compensation to the value of the Common Stock.

        COMPENSATION PROGRAM REVIEW

        During the last quarter of 1999 and the first quarter of 2000, the Compensation Committee, with the approval of the Board, engaged William M. Mercer, Inc. to conduct a comprehensive review of the Company's executive compensation program with the objective of determining how the program compared with competitive industry programs. This review included comparisons of executive salary and bonus programs as well as comparisons of the Board's compensation with other similar businesses. After a review of this study, the Board authorized the Company to establish a more formal and comprehensive compensation program with a target of full implementation by mid year 2000 (the "Plan"). Initially, the Plan will target management as well as selected key contributors of the Company's business units. The Plan will be based upon the following target award concepts:

        - Participants will be eligible for a target incentive that is expressed as a percentage of their salary,

        - Award size will be generally consistent with competitive pay levels for each organizational level and will reflect internal value to the Company, and

        - Assuming the Company's threshold performance levels are achieved, target awards will be adjusted based on the Company's performance versus corporate goals and on individual performance versus individual or team goals.

The Compensation Committee intends to finalize the details of the Plan by mid year 2000 and to select participants and inform them of the features of the Plan at that time.

        OTHER COMPENSATION COMMITTEE ACTIVITIES

        As the Company's executive management and staff have been enhanced, the Compensation Committee has been active with the Board and Chief Executive Officer to review all compensation offers made to key executives to ensure consistency with the results of the Mercer studies and the guidelines of the Plan.

        COMPENSATION OF CHIEF EXECUTIVE OFFICER

        Mr. Ronald A. Aramini was hired as President and Chief Executive Officer of the Company effective January 1, 2000. In determining Mr. Aramini's salary and benefits, the Compensation Committee surveyed senior management compensation at comparable companies, determined an acceptable range for the Company, and established the final amounts through negotiations with Mr. Aramini. Mr. Aramini's base salary was set at $250,000 with an annual bonus potential of up to 100% of his base salary and an initial stock option grant of 100,000 shares, 20% of which vested immediately and the remainder of which vest at the rate of 20% per year over the next four years.

        DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION PER YEAR

        Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's chief executive officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For 1999 and 2000, the Company does not anticipate that there will be nondeductible compensation for the Company positions in question. The Compensation Committee plans to continue to review the matter for 2000 and future years in order to determine the extent of possible modification to the Company's compensation arrangements.

Dated:  April 10, 2000
                                            Harold T. Bowling

                                            General Thomas C. Richards

                                   PROPOSAL 3
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

GENERAL

        The independent public accounting firm of Arthur Andersen LLP has been engaged by the Company since January 14, 1997, and has audited the financial statements of the Company for the year ended December 31, 1999.

        At the direction of the Board, the ratification of the appointment of Arthur Andersen LLP for the year ending December 31, 2000 is being presented to the shareholders of the Company for approval at the Annual Meeting (the "Appointment of Accountants"). If the Appointment of Accountants is not ratified, the Board will select other independent accountants. It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he so desires.

VOTE REQUIRED; BOARD RECOMMENDATION

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Appointment of Accountants. Accordingly, abstentions or broker non-votes will not affect the Appointment of Accountants. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the Appointment of Accountants.

        AFTER CAREFUL CONSIDERATION, THE BOARD HAS DETERMINED THAT THE APPOINTMENT OF ACCOUNTANTS IS ADVISABLE AND HAS DIRECTED THAT IT BE SUBMITTED TO THE COMPANY'S SHAREHOLDERS FOR THEIR APPROVAL. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPOINTMENT OF ACCOUNTANTS.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

MANAGEMENT

        The following table sets forth certain information with respect to each of the executive officers and certain key employees of the Company as of April 6, 2000.

NAME                                             AGE         POSITION
Ronald A. Aramini......................          54          President, Chief Executive Officer
                                                             and Director

Doris K. Sewell........................          41          Vice President - Legal and Corporate
                                                             Affairs

Richard G. Godin.......................          47          Vice President - Finance

Armando Sassoli........................          46          Vice President - Business Development

Raymond J. Hauck.......................          52          President of Pemco Aeroplex, Inc.


        Ronald A. Aramini was appointed as a member of the Board and became President and Chief Executive Officer of the Company in January 2000. For additional information regarding Mr. Aramini, see "Proposal 2 Election of Directors - Director Nominees."

        Doris K. Sewell has served as Vice President - Legal and Corporate Affairs of the Company since April 2000. From November 1995 to April 2000, Ms. Sewell served as Vice President, Corporate Counsel for Just For Feet, Inc., a national athletic shoe retailer with over 300 stores. Her areas of responsibility included acquisition and development, contracts, leasing, human resources, labor and employment, litigation administration, claims and intellectual property. From May 1990 to November 1995, she held the position of In-House Counsel at Bruno's, Inc., a large supermarket chain in the southeastern United States. Ms. Sewell also served as Contract Attorney with the Contract Attorney's Office at Redstone Arsenal, MICOM division from 1987 through 1989. Ms. Sewell holds a B.S. and an M.B.A. from Samford University and a J.D. from the Cumberland School of Law.

        Richard G. Godin has served as Vice President - Finance of the Company since December 1998. From January 1998 to November 1998, Mr. Godin worked as an independent financial consultant. From January 1994 to October 1997, he served as Vice President of Finance and Administration for Convergent Group Corporation and from 1993 to 1994 he served as Chief Financial Officer of Graphic Data Systems Corporation. From 1991 to 1993, Mr. Godin served as Director of Finance for Electronic Data Systems Corporation and from 1982 to 1991 he served as the Director of Finance for the McDonnell Douglas Corporation's Infrastructure Solutions Group. Mr. Godin received a B.S. in Business Administration and an M.B.A. from Washington University.

        Armando Sassoli has served as Vice President - Business Development of the Company since March 2000. From 1993 to January 2000, Mr. Sassoli served as Vice President of Business Development for Dee Howard Aircraft Maintenance. His areas of responsibility included marketing, sales, customer relations and business development. Prior to joining Dee Howard Aircraft Maintenance he worked at the Repair and Overhaul Division of Alenia of Italy, an aerospace company, where he was responsible for business development.

        Raymond J. Hauck has served as the President of Pemco Aeroplex, Inc., a subsidiary of the Company, since October 1999. Mr. Hauck has nearly 30 years of aircraft maintenance experience, with 25 years in the U.S. Air Force. From June 1996 to October 1999, Mr. Hauck served as the General Manager of Pemco Aeroplex, Inc. In June 1996, Mr. Hauck retired from the U.S. Air Force as a Colonel. Mr. Hauck received a B.S. in Petroleum Geology from the University of Southwestern Louisiana and an M.A. in Education from Pepperdine University.

EXECUTIVE COMPENSATION

        SUMMARY COMPENSATION TABLE

        The following table shows, for calendar years 1997, 1998 and 1999, the compensation earned by the Company's Chief Executive Officer, who is the only executive officer of the Company and its subsidiaries whose salary and bonus for calendar 1999 was more than $100,000 (the "Named Executive Officer"). Unless otherwise indicated, all references in this Proxy Statement to the year refer to the calendar year ending on December 31. For example, references to 1999 refer to the calendar year beginning on January 1, 1999 and ending on December 31, 1999.

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                              --------------
                                                       COMPENSATION             NUMBER OF
                                               ---------------------------      SECURITIES
                                                SALARY                          UNDERLYING          ALL OTHER
NAME                          YEAR               (1)             BONUS($)     OPTIONS(#)(2)      COMPENSATION(3)
----                         --------          --------          ---------    --------------     ---------------
Matthew L. Gold                  1999          $507,000                 0              0             $227,954
 President, CEO and              1998           517,000                 0        100,000                    0
 Chairman(4)                     1997           501,500                 0              0                    0

----------

(1) The salaries for Mr. Gold include director's fees as follows: $27,000 in 1999, $ 37,000 in 1998 and $21,500 in 1997.

(2)     All of these options were nonqualified stock options.

(3) All other compensation consists of deferred salary and bonus payments previously due to Mr. Gold.

(4) Mr. Gold ceased to be the Company's President and CEO on December 31, 1999 and Chairman on September 7, 1999.

        OPTION GRANTS

        The following table sets forth certain summary information concerning individual grants of stock options made during 1999 to the Named Executive Officer.


                                                                                       POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                                 VALUE AT ASSUMED
                     --------------------------------------------------------            ANNUAL RATES OF
                      NUMBER OF    % OF TOTAL                                              STOCK PRICE
                     SECURITIES      OPTIONS                                             APPRECIATION FOR
                     UNDERLYING    GRANTED TO       EXERCISE OR                           OPTION TERM(1)
                       OPTIONS    EMPLOYEES IN       BASE PRICE    EXPIRATION      --------------------------
NAME                 GRANTED (#)      1999           PER SHARE        DATE            5%                10%
----                 -----------  ------------      -----------    ----------      --------          --------
Matthew L. Gold         11,000        15.8%          $  10.13       12/10/09       $190,467          $289,021

-----------

(1) These amounts represent assumed rates of appreciation in the price of the Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

        OPTIONS EXERCISED

        The following table sets forth certain information concerning exercises of stock options by the Named Executive Officer during 1999, and the number of options and value of unexercised options held by such person at December 31, 1999.

                                                                                             VALUE OF
                                                                     NUMBER OF             UNEXERCISED
                                                                    UNEXERCISED           IN-THE-MONEY
                                                                     OPTIONS AT             OPTIONS AT
                                                                    DECEMBER 31,           DECEMBER 31,
                                                                       1999(#)                1999(1)
                           NUMBER OF                                -------------         -------------
                        SHARES ACQUIRED            ALUE              EXERCISABLE/         EXERCISABLE/
 NAME                    ON EXERCISE(#)         REALIZED($)         UNEXERCISABLE         UNEXERCISABLE
 ----                   ---------------         -----------         -------------         -------------
Matthew L. Gold                    --                    --             241,000/0          $1,910,000/0

----------

(1) Based on a price of $10.00 per share, the last reported sales price of the Common Stock on April 6, 2000, as quoted by The Nasdaq SmallCap Market.

        PENSION PLANS

        The executive officers of the Company are eligible to participate in the pension plan of Pemco Aeroplex, Inc., which is a wholly-owned subsidiary of the Company (the "Pension Plan"). The following table sets forth the annual retirement benefits payable under the Pension Plan upon retirement at age 65 assuming (i) an employee's average annual compensation for the five-year period preceding retirement and (ii) actual retirement on January 1, 2000. The Pension Plan is a tax qualified defined benefit plan and is subject to certain maximum benefit provisions. The Pension Plan benefit formula is equal to:

        (a) 1% of the employee's final average compensation for the last five years of benefit service not to exceed $160,000 for 2000, less $6,600, multiplied by the employee's years of credited service (not to exceed 30 years), plus

        (b) $144 multiplied by the employee's years of credited service (not to exceed 30 years).

        The compensation utilized in the Pension Plan formula includes base pay and does not consider bonuses.

        -----------------------------------------------------------------------------------------
                                                               YEARS OF SERVICE
                                               --------------------------------------------------
                    REMUNERATION                   15           20           25          30
        -----------------------------------------------------------------------------------------
        $125,000..............................   $19,920      $26,560     $33,200      $39,840
                                               --------------------------------------------------
         150,000..............................    23,670       31,560      39,450       47,340
                                               --------------------------------------------------
         175,000..............................    25,170       33,560      41,950       50,340
                                               --------------------------------------------------
         200,000..............................    25,170       33,560      41,950       50,340
                                               --------------------------------------------------
         225,000..............................    25,170       33,560      41,950       50,340
                                               --------------------------------------------------
         250,000..............................    25,170       33,560      41,950       50,340
                                               --------------------------------------------------
         300,000..............................    25,170       33,560      41,950       50,340
                                               --------------------------------------------------
         400,000..............................    25,170       33,560      41,950       50,340
                                               --------------------------------------------------
         450,000..............................    25,170       33,560      41,950       50,340
                                               --------------------------------------------------
         500,000..............................    25,170       33,560      41,950       50,340
        -----------------------------------------------------------------------------------------

Assumes:       1. Remuneration is latest 5-year average annual salary.
               2. Retirement is at age 65 or later.
               3. No joint and survivor option elected.

        To date, no current or former executive officer has earned a material level of vested benefits under the Pension Plan.

        Certain amendments to the tax laws reduced the amount of benefits payable to the executive officers under the Pension Plan in years beginning after December 1993. In recognition of these changes, the Compensation Committee agreed to provide supplemental pension benefits to Matthew L. Gold, the Company's former President, Chairman and Chief Executive officer to compensate him for the lost benefits under the Pension Plan.

        COMPENSATION PLANS

        On November 2, 1990, the Board adopted a 401(k) Savings Plan for employees of the Company and its subsidiaries effective October 1, 1990 (the "401(k) Plan"), which is qualified under Subsection 401(k) of the Code. All employees of the Company and its subsidiaries who (i) are not covered by any collective bargaining agreement, (ii) have attained age 21 and (iii) have completed one year of service, may join the 401(k) Plan. The 401(k) Plan allows employees to defer some of their pre-tax income by investing in the 401(k) Plan. Deferred amounts representing up to 15% of compensation per year (not to exceed $10,500 in 2000) can be deposited into the 401(k) Plan where they may earn income tax-free until distribution. Although the 401(k) Plan allows for matching contributions by the Company, none have been made as of the date of this Proxy Statement. The 401(k) Plan currently is administered by an administrative committee composed of four employees of the Company who are not executive officers or directors of the Company. Directors who are not also employees of the Company are not eligible to participate in the 401(k) Plan.

EMPLOYMENT CONTRACTS; TERMINATION OF EMPLOYMENT

        EMPLOYMENT CONTRACTS

        Pursuant to an agreement effective January 1, 2000 (the "Employment Agreement"), Ronald A. Aramini became President and Chief Executive Officer of the Company. The Employment Agreement covers the period from January 1, 2000 until December 31, 2004 (the "Employment Period").

        The Employment Agreement provides for an annual base salary of $250,000, with the base salary to be reviewed by the Company in its discretion from time to time. Mr. Aramini is entitled to an annual bonus which could permit him to earn up to 100% of his base salary depending on the operating profits of the Company and the performance of Mr. Aramini. The Employment Agreement also grants Mr. Aramini options to purchase 100,000 shares of the Common Stock, 20% of which vested immediately and the remainder vest at the rate of 20% per year over the Employment Period. Mr. Aramini is also entitled to vacation, employee benefits under the Company's employee benefits plans, and a household improvement allowance in conjunction with his move to the Birmingham, Alabama area.

        Under the Employment Agreement, Mr. Aramini is entitled to various amounts on the termination of his employment. In the event Mr. Aramini is terminated without cause, he is entitled to receive his base salary and employee benefits until the earliest of (i) twenty-four (24) months following the date of termination, (ii) the expiration of the Employment Period or (iii) the date Mr. Aramini becomes eligible to receive such salary and benefits from some other source (determined on a benefit-by-benefit basis). In addition, in the event Mr. Aramini is terminated without cause or if a change in control of the Company occurs, any unvested stock options will immediately vest. If Mr. Aramini is terminated with cause, he is entitled to receive his base salary and accrued vacation through the date of his termination.

        TERMINATION OF EMPLOYMENT

        On September 7, 1999, Matthew L. Gold, the former Chairman, President and Chief Executive Officer of the Company, entered into a severance agreement (the "Severance Agreement") with the Company. The Severance Agreement provides Mr. Gold with medical benefits for the remainder of his life and total payments of approximately $1.4 million payable ratably over three years and commencing on January 1, 2000. In addition, the Severance Agreement canceled a debt of Mr. Gold to the Company in the amount of $269,824.

                          STOCK PRICE PERFORMANCE GRAPH

        The graph below compares the cumulative total shareholder return on the Common Stock, Standard & Poor's 500 Stock Index, Standard & Poor's Aerospace/Defense Stock Index and Standard & Poor's Airline Stock Index as prepared by Standard & Poor's Compustat-Custom Business Unit. The graph assumes that $100 was invested in each security/market index on December 31, 1994 and calculates the return through December 31, 1999, assuming all dividends are reinvested. The stock price of the Common Stock on the following graph is not necessarily indicative of future stock price performance.

                                 INDEXED RETURNS

                            BASE
                            PERIOD                          YEARS ENDING
                            ------                          ------------
COMPANY / INDEX             DEC94       DEC95       DEC96       DEC97       DEC98       DEC99
                            ------      ------      ------      ------      ------      ------
PRECISION STANDARD INC         100       50.00       68.75       28.10       45.31      123.44
S&P 500 INDEX                  100      137.58      169.17      225.60      290.08      351.12
AEROSPACE/DEFENSE-500          100      165.49      221.36      227.73      174.57      170.07
AIRLINES-500                   100      146.04      160.10      269.47      260.69      258.53

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

        On November 12, 1999 the Company's Senior Subordinated Loan with the Bank of America, N.A., under which it had borrowed approximately $6.2 million at an interest rate of 13.5%, was purchased by the Special Value Bond Fund, LLC. ("Special Value"). Special Value is an investment fund managed by Michael E. Tennenbaum, the Chairman of the Company. The terms of the Senior Subordinated Loan remain unchanged from the original agreement. The Senior Subordinated Loan is to be repaid over five equal installments commencing on August 31, 2000.

INDEBTEDNESS OF MANAGEMENT

        Matthew L. Gold, the Company's former Chairman, President and Chief Executive Officer, was indebted to the Company in the amount of $269,824 as of September 7, 1999. This debt had been incurred as a result of various advances made by the Company. The obligation of Mr. Gold to the Company was discharged in connection with his severance agreement with the Company dated September 7, 1999. For more information regarding the severance agreement, see "Executive Compensation and Other Information - Employment Contracts, Termination of Employment."

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of shares of the Common Stock as of April 6, 2000 by (i) the Named Executive Officer and directors, (ii) all of the Company's executive officers and directors as a group and (iii) all other shareholders known by the Company to own beneficially more than five percent of the Common Stock.

                                                                                     PERCENT
                                                        AMOUNT AND NATURE OF       BENEFICIALLY
             NAME AND ADDRESS(1)                       BENEFICIAL OWNERSHIP(2)      OWNED(%)
             -------------------                       -----------------------     ------------
Michael E. Tennenbaum ..............................         2,030,752(3)                51.0
TCO/PSI, LLC .......................................         2,026,908(4)                50.9
Tennenbaum & Co., LLC ..............................         2,026,908(5)                50.9
Matthew L. Gold ....................................         1,269,906(6)                30.1
Bank of America, N.A ...............................           349,899                    8.8
TMCT Ventures, L.P. ................................           300,000                    7.5
Special Value Bond Fund, LLC .......................           250,000(7)                 6.3
MassMutual Life Insurance
     Company .......................................           150,000(8)                 3.8
MassMutual High Yield Partners II, LLC .............           150,000(9)                 3.8
Ronald A. Aramini ..................................            20,000                      *
Thomas C. Richards .................................            28,594                      *
Mark K. Holdsworth .................................             3,844                      *
Harold T. "Skip" Bowling ...........................             3,498                      *
All executive officers and directors as a group
     (8 persons) ...................................         2,334,686                   54.5

----------

*   Less than 1%

(1) The address for TCO/PSI, LLC ("TCO/PSI") is 12000 East 47th Avenue, Suite 400, Denver, Colorado 80237. The address for Tennenbaum & Co., LLC ("Tennenbaum LLC"), Special Value Bond Fund, LLC ("Special Value"), Michael
    E. Tennenbaum and Mark K. Holdsworth is 11100 Santa Monica Boulevard, Suite 210, Los Angeles, California 90036. The address for Mr. Gold is P.O. Box 142, Granby, Colorado 80446. The address for TMCT Ventures, L.P. ("TMCT") is 220 West 1st Street, 6th Floor, Los Angeles, California 90012. The address for Bank of America, N.A., is 315 Montgomery Street, 13th Floor, San Francisco, California 94104. The address for MassMutual High Yield ("MassMutual High Yield") and MassMutual Life Insurance ("MassMutual Insurance") is 1295 State Street, Springfield, Massachusetts 01111-0001. The address for each of the other stockholders not previously listed is c/o Precision Standard, Inc., 1943 North 50th Street, Birmingham, Alabama 35212.

(2) Includes the following shares issuable upon the exercise of outstanding stock options which are exercisable within 60 days of April 6, 2000 ("Option Shares"): Mr. Tennenbaum - 3,844 Option Shares; Mr. Gold - 242,998 Option Shares; Mr. Aramini - 20,000 Option Shares; General Richards - 28,594 Option Shares; Mr. Holdsworth - 3,844 Option Shares; Mr. Bowling - 3,498 Option Shares; Ms. Sewell - 2,000 Option Shares and Mr. Sassoli - 2,000 Option Shares.

(3) Includes 1,026,908 shares of Common Stock owned by TCO/PSI, 250,000 shares of Common Stock owned by Special Value, 85,000 shares of Common Stock owned by Tennenbaum LLC and the Proxy Shares (as defined below). Special Value is managed by Tennenbaum LLC and Tennenbaum LLC is a managing member of

    TCO/PSI. Mr. Tennenbaum is the managing member of Tennenbaum LLC and may be deemed to beneficially own these shares for purposes of this table.

(4) Includes 1,000,000 shares of Common Stock owned by Special Value, MassMutual High Yield, MassMutual Insurance, TMCT and certain other investors who granted TCO/PSI a proxy to vote these shares (the "Proxy Shares"). Accordingly, TCO/PSI shares voting power and disclaims beneficial ownership of the Proxy Shares.

(5) Includes 1,026,908 shares of Common Stock owned by TCO/PSI, 250,000 shares owned by Special Value and the Proxy Shares. Tennenbaum LLC disclaims beneficial ownership of the Proxy Shares.

(6) Mr. Gold is a managing member of TCO/PSI. As such, for purposes of this table, he is deemed to beneficially own 1,026,908 shares of Common Stock held by TCO/PSI.

(7) SVIM/MSM, LLC, the managing member of Special Value, and Special Value Investment Management, LLC, the investment advisor to Special Value, may each be deemed to beneficially own these shares.

(8) Excludes 150,000 shares of Common Stock owned by MassMutual High Yield. MassMutual Insurance provides investment advice to MassMutual High Yield and may be deemed to beneficially own these shares for purposes of this table.

(9) Excludes 150,000 shares of Common Stock owned by MassMutual Insurance.


                             SECTION 16(a) REPORTING

        Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, executive officers and beneficial owners of 10% or more of the Common Stock ("Reporting Persons") are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Common Stock. Based solely on its review of such forms received by it, the Company believes that all filing requirements applicable to its directors, executive officers and beneficial owners of 10% or more of the Common Stock were complied with during 1999.

                              SHAREHOLDER PROPOSALS

        Any proposal of a shareholder of the Company intended to be presented at the next annual meeting of shareholders of the Company must be received by the Vice President - Legal and Corporate Affairs of the Company not later than December __, 2000 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

        The Company does not know of any business other than that described herein which will be presented for consideration or action by the shareholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                          ANNUAL REPORT TO STOCKHOLDERS

        The Company's Annual Report is being mailed with this Proxy Statement to shareholders on or about April __, 2000. Upon request the Company will furnish the Annual Report to any shareholder.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Ronald A.  Aramini
                                        President and Chief Executive Officer

Birmingham, Alabama
April __, 2000

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                            PRECISION STANDARD, INC.
                            (A COLORADO CORPORATION)

                                       AND

                           PEMCO AVIATION GROUP, INC.
                            (A DELAWARE CORPORATION)


        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April __, 2000 between Precision Standard, Inc. ("Precision Standard"), a Colorado corporation, and Pemco Aviation Group, Inc. ("Pemco"), a Delaware corporation.

                                    RECITALS

        WHEREAS, Precision Standard is a corporation duly organized and existing under the laws of the State of Colorado;

        WHEREAS, Pemco is a corporation duly organized and existing under the laws of the State of Delaware; and

        WHEREAS, the Board of Directors of each of Precision Standard and Pemco deem it desirable to merge Precision Standard with and into Pemco so that Pemco is the surviving corporation on the terms provided herein (the "Merger").

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                     MERGER

        1.1 THE MERGER. Upon the Effective Date (as defined in Section 1.5) and subject to and upon the terms and conditions provided in this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the Colorado Business Corporation Act (the "CBCA"), Precision Standard will merge with and into Pemco, the separate corporate existence of Precision Standard shall cease, and Pemco shall be the surviving corporation. Pemco is hereinafter sometimes referred to as the "Surviving Corporation." To the extent the merger constitutes a transaction for federal income tax purposes, the parties intend that the merger qualify as a reorganization described in Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

        1.2 CONSTITUENT CORPORATIONS. The name of each of the constituent corporations is as follows:

               (a) Precision Standard, Inc., a Colorado corporation, is the parent corporation of Pemco Aviation Group, Inc.; and

               (b) Pemco Aviation Group, Inc., a Delaware corporation, is a wholly-owned subsidiary of Precision Standard, Inc.

        1.3 SURVIVING CORPORATION. Pemco Aviation Group, Inc., a Delaware corporation, shall be the Surviving Corporation.

        1.4 ADDRESS OF PRINCIPAL OFFICE OF SURVIVING CORPORATION. The address of the principal office of the Surviving Corporation shall be 1943 North 50th Street, Birmingham, Alabama 35212.

        1.5 CLOSING; EFFECTIVE DATE. The Merger shall be effective (the "Effective Date"), in accordance with Section 7-111-104(5) of the CBCA, on the date upon which the last of the following shall have been completed:

               (a) This Agreement and the Merger shall have been adopted by the board of directors of Precision Standard and approved by a majority of the outstanding shares of Precision Common Stock (as defined in Section 2.1), in accordance with the requirements of the DGCL and the CBCA;

               (b) This Agreement and the Merger shall have been adopted and approved by the board of directors of Pemco, in accordance with the requirements of the DGCL; no vote of stockholders of Pemco is necessary to authorize this Agreement and the Merger because there are no currently existing stockholders of Pemco;

               (c) The effective date of the Merger as stated in the executed Articles of Merger filed with the Secretary of State of the State of Colorado; and

               (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware.

        1.6 EFFECT OF THE MERGER. The effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL and the CBCA. Without limiting the foregoing, on the Effective Date, all the property, rights, privileges, powers and franchises of Precision Standard shall vest in Pemco, as the Surviving Corporation, and all debts, liabilities and duties of Precision Standard shall become the debts, liabilities and duties of Pemco, as the Surviving Corporation.

        1.7 CERTIFICATE OF INCORPORATION; BYLAWS.

               (a) From and after the Effective Date, the Certificate of Incorporation of Pemco as in effect immediately prior to the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation.

               (b) From and after the Effective Date, the Bylaws of Pemco as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation.

        1.8 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. From and after the Effective Date, the directors or officers of Pemco serving as directors or officers of Pemco immediately prior to the Effective Date, shall be the directors and officers of the Surviving Corporation.

                                   ARTICLE II

                              CONVERSION OF SHARES

        2.1 CONVERSION OF STOCK. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holders of any outstanding shares of capital stock or other securities of Precision Standard, each share of common stock of Precision Standard, par value $0.0001 per share ("Precision Common Stock"), issued and outstanding immediately prior to the Effective Date shall be converted into one (1) fully paid and nonassessable share of Common Stock, par value $0.0001 per share, of the Surviving Corporation ("Pemco Common Stock"). Upon the Effective Date, each certificate (each, an "Old Certificate" and collectively the "Old Certificates") representing a share or shares of Precision Common Stock will represent the right to receive from Pemco a certificate (each a "New Certificate" and collectively the "New Certificates") representing an equivalent number of shares of Pemco Common Stock.

        2.2 EXCHANGE OF CERTIFICATES.

               (a) At the Effective Date, Pemco shall deposit with an exchange agent designated by it for such purpose ("Exchange Agent"), for the benefit of holders of Precision Common Stock, New Certificates representing the Pemco Common Stock to be issued pursuant to Section 2.1 in exchange for outstanding Precision Common Stock.

               (b) Promptly after the Effective Date, Pemco shall cause the Exchange Agent to provide to the holder of an Old Certificate instructions on the exchange of such Old Certificate for a New Certificate.

               (c) Until so surrendered, each Old Certificate shall be deemed for all purposes to represent the number of shares of Pemco Common Stock into which it is converted pursuant to Section 2.1, and the holder of such Old Certificate shall have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon, the Pemco Common Stock into which such Old Certificate was converted pursuant to
Section 2.1. If
any New Certificate is to be issued in a name other than that on the Old Certificate, it shall be a condition to the issuance of the New Certificate that the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer establish to the satisfaction of Pemco that all transfer or other taxes payable by reason of the issuance of such New Certificate in a name other than that of the registered holder of the Old Certificate surrendered has been paid or is not payable.

        2.3    PRECISION STANDARD EMPLOYEE PLANS AND OPTIONS.

               (a) Upon the Effective Date, Pemco shall assume and continue Precision Standard's 1989 Nonqualified Stock Option Plan, as amended. Each outstanding and unexercised option or other right to purchase or a security convertible into Precision Common Stock shall become an option or right to purchase or a security convertible into Pemco Common Stock on the basis of one share of Pemco Common Stock for each share of Precision Common Stock issuable pursuant to such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Precision Standard option, stock purchase right or convertible security on the Effective Date. There are no options or stock purchase rights for or securities convertible into the preferred stock of Precision Standard, par value $0.01 per share.

               (b) A number of shares of Pemco Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Precision Common Stock so reserved immediately prior to the Effective Date.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        3.1 REPRESENTATIONS AND WARRANTIES OF PRECISION STANDARD. Precision Standard hereby covenants and agrees that it:

               (a) Is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

               (b) Is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

               (c) Is not in violation of any provisions of its articles of incorporation or bylaws; and

               (d) Has full corporate power and authority to execute and deliver this Agreement and, assuming the approval of the Merger by the stockholders of Precision Standard in accordance with the CBCA, consummate the Merger and the other transactions contemplated by this Agreement.

        3.2 REPRESENTATIONS AND WARRANTIES OF PEMCO. Pemco hereby covenants and agrees that it:

               (a) Is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

               (b) Is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

               (c) Is not in violation of any provisions of its certificate of incorporation or bylaws; and

               (d) Has full corporate power and authority to execute and deliver this Agreement and consummate the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IV

                                   TERMINATION

        4.1 TERMINATION. At any time prior to the Effective Date, this Agreement may be terminated and the Merger abandoned for any reason whatsoever by the Board of Directors of either Precision Standard or Pemco, or both of them, notwithstanding the approval of this Agreement and the Merger by a majority of the outstanding shares of Precision Standard entitled to vote.

                                    ARTICLE V

                               FURTHER ASSURANCES

        5.1 FURTHER ASSURANCES AS TO PRECISION STANDARD. From time to time, as and when required by Pemco or by its successors or assigns, there shall be executed and delivered on behalf of Precision Standard such deeds and other instruments, and there shall be taken or caused to be taken by Pemco such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Pemco the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Precision Standard and otherwise to carry out the purposes of this Agreement, and the officers and directors of Pemco are fully authorized in the name and on behalf of Precision Standard or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                                   ARTICLE VI

                                  MISCELLANEOUS

        6.1 AMENDMENT. Subject to applicable law, at any time prior to the Effective Date, this Agreement may be amended, modified or supplemented only by the written agreement of Precision Standard and Pemco.

        6.2 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement, nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.

        6.3 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware shall be 1013 Centre Road, City of Wilmington, County of New Castle, 19801, and Corporation Service Company shall be the registered agent of the Surviving Corporation at such address.

        6.4 EXECUTED AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at Pemco Aviation Group, Inc., 1943 North 50th Street, Birmingham, Alabama 35212 and copies of this Agreement will be furnished to any stockholder of any of the parties hereto, upon request and without cost.

        6.5 GOVERNING LAW. This Agreement shall in all respects be interpreted by, and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of Delaware and, so far as applicable, by the provisions of the CBCA.

        6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.7 ENTIRE AGREEMENT; MODIFICATION. This Agreement and the documents referred to herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement, and there are not other agreements or understandings, written or oral, among the parties, relating to the subject matter hereof. This Agreement supercedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first stated above.


                                   PRECISION STANDARD, INC.
                                   (A Colorado corporation)


                                   By:
                                      ------------------------------------------
                                   Name:  Ronald A. Aramini
                                   Title: President and Chief Executive Officer



                                   PEMCO AVIATION GROUP, INC.
                                   (A Delaware corporation)


                                   By:
                                      ------------------------------------------
                                   Name:  Ronald A. Aramini
                                   Title: President and Chief Executive Officer

                                                                      APPENDIX B

                          CERTIFICATE OF INCORPORATION
                                       OF
                           PEMCO AVIATION GROUP, INC.

        FIRST: The name of the Corporation (hereinafter the "Corporation") is Pemco Aviation Group, Inc.

        SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the Registered Agent of the Corporation at such address is Corporation Service Company.

        THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

        FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.0001 per share ("Common Stock") and Preferred Stock, par value $0.0001 per share ("Preferred Stock"). The total number of shares the Corporation shall have the authority to issue is 17,000,000 shares, 12,000,000 shares of which shall be Common Stock and 5,000,000 shares of which shall be Preferred Stock.

               (1) Common Stock. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock or any series. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of the Corporation will be entitled to receive ratably all assets of the Corporation available for distribution to stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

               (2) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the GCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

               FIFTH: The incorporator of the Corporation is Chris Allingham, whose mailing address is c/o Latham & Watkins, 701 B St., Suite 2100, San Diego, California 92101.

               SIXTH: (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors having that number of directors set out in the Bylaws of the Corporation as adopted or as set forth from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation.

                      (2) No director (other than directors elected by one or more series of Preferred Stock) may be removed from office by the stockholders except for cause and, in addition to any other vote required by law, upon the affirmative vote of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                      (3) The directors of the Corporation, other than directors elected by one or more series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors (other than directors elected by one or more series of Preferred Stock) constituting the entire Board of Directors. Each director (other than directors elected by one or more series of Preferred Stock) shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2001 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 2002 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2003 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. If the number of directors (other than directors elected by one or more series of Preferred Stock) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director.

Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors (other than directors elected by one or more series of Preferred Stock) may be filled solely by a majority of the directors then in office (although less than a quorum) or by a sole remaining director, and each director so elected shall hold office for a term that shall coincide with the remaining term of the class to which such director shall have been elected. Whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall not be governed by this Article SIXTH unless otherwise provided for in the certificate of designation for such classes or series.

        SEVENTH: The Corporation is to have perpetual existence.

        EIGHTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors and stockholders:

                      (1) The Board of Directors is expressly authorized to make, adopt, amend, alter, rescind or repeal the Bylaws of the Corporation. Notwithstanding the foregoing, the stockholders may adopt, amend, alter, rescind or repeal the Bylaws with, in addition to any other vote required by law, the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                      (2) Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                      (3) Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the GCL, and may not be taken by written consent of stockholders without a meeting.

                      (4) Special meetings of stockholders may be called by the Chairman of the Board of Directors or the President and shall be called by the President or the Secretary at the written request of a majority of the Board of Directors and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors, such holders may call special meetings of such holders pursuant to the certificate of designation for such series.

        NINTH: (a) Subject to Article NINTH (c), the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys'

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                      (b) Subject to Article NINTH (c), the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                      (c) Any indemnification under this Article NINTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer or other person entitled to indemnification under this Article NINTH is proper in the circumstances because he has met the applicable standard of conduct set forth in Article NINTH (a) or Article NINTH (b), as the case may be. Such determination shall be made, with respect to an officer or director, (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of directors who were not parties to such action, suit or proceeding even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(iv) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article NINTH (a) or Article NINTH (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

                      (d) Notwithstanding any contrary determination in the specific case under Article NINTH (c), and notwithstanding the absence of any determination thereunder, any present or former director or officer of the Corporation may apply to the Court of Chancery of the State of Delaware for indemnification to the extent otherwise permissible under Article NINTH (a) and Article NINTH (b). The basis of such indemnification by a court shall be a determination by such court that indemnification of such person is proper in the circumstances because he has met the applicable standards of conduct set forth in Article NINTH (a) or Article NINTH (b), as the case may be. Neither a contrary determination in the specific case under Article NINTH (c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that such person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Article NINTH (d) shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, such person seeking indemnification in the Court of Chancery of the State of Delaware shall also be entitled to be paid the expense of prosecuting such application.

                      (e) Expenses incurred by a person who is or was a director or officer of the Corporation in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article NINTH.

                      (f) The indemnification and advancement of expenses provided by or granted pursuant to this Article NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Article NINTH (a) and Article NINTH (b) shall be made to the fullest extent permitted by law. The provisions of this Article NINTH shall not be deemed to preclude the indemnification of any person who is not specified in Article NINTH (a) or Article NINTH (b) but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL, or otherwise.

                      (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article NINTH or Section 145 of the GCL.

                      (h) For purposes of this Article NINTH, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article NINTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article NINTH, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article NINTH. For purposes of any determination under Article NINTH (c), a person shall be deemed to have acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" is used in this Article NINTH (h) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Article NINTH (h) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Article NINTH (a) or (b), as the case may be.

                      (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article NINTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                      (j) Notwithstanding anything contained in this Article NINTH to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Article NINTH (d)), the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part, thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                      (k) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article NINTH to directors and officers of the Corporation.

        TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derives an improper personal benefit.

                      If the GCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the GCL, as so amended from time to time. Any amendment, repeal or modification of this Article shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation under this Article TENTH in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

        ELEVENTH: Each reference in this Certificate of Incorporation to any provision of the GCL refers to the specified provision of the GCL, as the same now exists or as it may hereafter be amended or superseded.

        TWELFTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware; and all rights conferred on stockholders, directors or any other persons herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article SIXTH or EIGHTH without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class.

                                                                      APPENDIX C

                                     BYLAWS
                                       OF
                           PEMCO AVIATION GROUP, INC.

                                    ARTICLE I

                                     OFFICES

               Section 1. REGISTERED OFFICES. The registered office shall be 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware.

               Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

               Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

               Section 2. ANNUAL MEETING OF STOCKHOLDERS. If required by applicable law, annual meeting of stockholders shall be held each year on a date and a time designated by the

Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

               Section 3. QUORUM; ADJOURNED MEETINGS. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

               Section 4. VOTING. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by applicable law or regulation, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

               Section 5. PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy, but no proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A proxy shall be irrevocable of it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy bearing a later date to the Secretary of the corporation. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in
Article II, Section 8 hereof.

               Section 6. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

               Section 7. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

               Section 8. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               Section 9.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                      (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholders of the corporation who was a stockholder of record at the time of giving of notice provided for by in this Section 9 is given to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures in this Section 9.

                      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (1) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the earlier of (i) the day on which notice of the meeting was mailed or (ii) the date public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14A-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder and of such beneficial owner, as they appear on the corporation's books, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

                      (3) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 9(3) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 9(3). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by Section 9(2) shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

                      (4) (a) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (2)(c)(iv) of this Section 9) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

                      (b) For purposes of this Section 9, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.


                      (c) Notwithstanding the foregoing provisions of this
Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of preferred stock of the corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

               Section 10. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

                                   ARTICLE III

                                    DIRECTORS

               Section 1. THE NUMBER OF DIRECTORS. Unless otherwise provided by law or the Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be not less than three nor more than eleven directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors. The directors need not be stockholders. Unless otherwise provided by law or the Certificate of Incorporation, the directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified or until such director's earlier death, resignation, disqualification, or removal. Unless otherwise provided by law or the Certificate of Incorporation, no director (other than directors elected by one or more series of preferred stock of the Corporation) may be removed from office by the stockholders except for cause and, in addition to any other vote required by law, upon the affirmative vote of not less than 66 2/3% of the total voting power of all outstanding securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

               Section 2. VACANCIES. Unless otherwise provided by law or the Certificate of Incorporation, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors (other than directors elected by one or more series of preferred stock of the corporation) may be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until expiration of the term of office of the director he has replaced or until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by law.

               Section 3. POWERS. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

               Section 4. PLACE OF DIRECTORS' MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

               Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice at such time and place as shall from time to time be determined by the Board of Directors.

               Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on forty-eight hours' notice to each director; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of at least two directors unless the Board consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

               Section 7. QUORUM. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

               Section 8. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

               Section 9. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

               Section 10. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

               Section 11. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

               Section 12. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

               Section 1. OFFICERS. The officers of this corporation shall be elected by the Board of Directors and shall include a Chairman of the Board of Directors or a President, or both, and a Secretary. The corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Vice-Chairman of the Board of Directors, a Chief

Executive Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be elected in accordance with the provisions of Section 2 of this ARTICLE
IV. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

               Section 2. ELECTION OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

               Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

               Section 4. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

               Section 5. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

               Section 6. POWERS AND DUTIES OF OFFICERS. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                    ARTICLE V

                     INDEMNIFICATION OF EMPLOYEES AND AGENTS

               The corporation may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent permitted by applicable law.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

               Section 1. CERTIFICATES. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Secretary or an Assistant Secretary, if any, or the Chief Financial Officer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

               Section 2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

               Section 3. LOST CERTIFICATES. The corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE VII

                               GENERAL PROVISIONS

               Section 1. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

               Section 2. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

               Section 3. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, and shall be in such form as may be approved from time to time by the Board of Directors.

               Section 4. MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telecopier or other means of communication permitted by law.

               Section 5. WAIVER OF NOTICE. Whenever any notice is required to be given under the law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                                  ARTICLE VIII

                                   AMENDMENTS

               Section 1. AMENDMENT BY DIRECTORS OR STOCKHOLDERS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors in accordance with the terms of the Certificate of Incorporation. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

                                                                      APPENDIX D

                        COLORADO BUSINESS CORPORATION ACT
                                   ARTICLE 113
                               DISSENTERS' RIGHTS
                                     PART 1.
                      RIGHT OF DISSENT--PAYMENT FOR SHARES


SECTION 7-113-101. DEFINITIONS

        For purposes of this article:

        (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

        (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

        (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

        (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

        (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

        (7) "Shareholder" means either a record shareholder or a beneficial shareholder.


SECTION 7-113-102. RIGHT TO DISSENT

        (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

        (a) Consummation of a plan of merger to which the corporation is a party if:

               (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

               (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

        (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

        (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

        (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

        (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

        (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

        (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

        (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

        (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

        (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

        (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

        (c) Cash in lieu of fractional shares;  or

        (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

        (2) Deleted by Laws 1996, H.B.96-1285, Section 30, eff. June 1, 1996.

        (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

        (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

        (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


SECTION 7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

        (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

        (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

        (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

        (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.


                                     PART 2.
                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 7-113-201. NOTICE OF DISSENTERS' RIGHTS

        (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

        (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).


SECTION 7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT

        (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

               (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

               (b) Not vote the shares in favor of the proposed corporate action.

        (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

        (3) A shareholder who does not satisfy the requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.


SECTION 7-113-203. DISSENTERS' NOTICE

        (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

        (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

        (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

        (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

        (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

        (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

        (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

        (g) Be accompanied by a copy of this article.

SECTION 7-113-204. PROCEDURE TO DEMAND PAYMENT

        (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

        (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

        (b) Deposit the shareholder's certificates for certificated shares.

        (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

        (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

        (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.


SECTION 7-113-205. UNCERTIFICATED SHARES

        (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

        (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.


SECTION 7-113-206. PAYMENT

        (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

        (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

        (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

        (b) A statement of the corporation's estimate of the fair value of the shares;

        (c) An explanation of how the interest was calculated;

        (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

        (e) A copy of this article.


SECTION 7-113-207. FAILURE TO TAKE ACTION

        (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.


SECTION 7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION

        (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

        (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).


SECTION 7-113-209. PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER

        (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

        (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

        (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

        (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

        (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.


                                     PART 3.
                          JUDICIAL APPRAISAL OF SHARES


SECTION 7-113-301. COURT ACTION

        (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

        (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a



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

registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

        (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

        (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

        (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.


SECTION 7-113-302. COURT COSTS AND COUNSEL FEES

        (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

        (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

        (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

        (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed



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

against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.



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

                            PRECISION STANDARD, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2000

The undersigned shareholder of Precision Standard, Inc., a Colorado corporation (the "Company"), hereby appoints Ronald A. Aramini and Mark K. Holdsworth, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company's shareholders to be held on May 18, 2000 at 8:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

Proposal 1.-- To approve the Reincorporation substantially as described in the Notice of Annual Meeting and the accompanying Proxy Statement.

           FOR                     AGAINST                ABSTAIN

           [ ]                       [ ]                    [ ]

Proposal 2.-- To elect the following persons who are nominees to the Company's board of directors:

           Michael E. Tennenbaum                 Harold T. "Skip" Bowling
           Mark K. Holdsworth                    Thomas C. Richards
           Ronald A. Aramini                     Matthew L. Gold

           FOR WITHHOLD AUTHORITY For all (except as indicated to the contrary below)

           [ ]            [ ]

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)


--------------------------------------------------------------------------------

Proposal 3.-- To ratify the Appointment of Auditors as described in the Notice of Annual Meeting and the accompanying Proxy Statement.

           FOR                     AGAINST                ABSTAIN

           [ ]                       [ ]                    [ ]


                          (Continued on the other side)

                         (Continued from the other side)



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Signature(s)                                      Dated:             , 2000
                                                         -----------
----------------------------

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.